UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2019

CELLECTAR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Florham Park, New Jersey 07932
(Address of principal executive offices, and zip code)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Amended and Restated Employment Agreements

On April 15, 2019, Cellectar Biosciences, Inc. (the “Company”) entered into Amended and Restated Employment Agreements with James V. Caruso, its President and Chief Executive Officer (the “Caruso Agreement”), and Jarrod Longcor, its Chief Business Officer (the “Longcor Agreement” and collectively, the “Agreements”). Except as described herein, the Agreements are consistent with the existing arrangements with the officers.

Under the Caruso Agreement, he will receive a base salary of $450,500 per year, subject to annual review by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). The Caruso Agreement also provides that if Mr. Caruso is terminated other than for cause or for good reason within 12 months after a change in control, Mr. Caruso would be entitled to severance in an amount equal to (i) 18 months of base salary, (ii) Mr. Caruso’s then applicable target bonus payable over 18 months (a total of 1.5x the annual target bonus payable at the time of termination) and (iii) 18 months of payment or reimbursement of health insurance, each payable in installments over 18 months. In addition, if Mr. Caruso is otherwise terminated other than for cause or for good reason, he is entitled to severance in an amount equal to 12 months base salary plus payment or reimbursement of health insurance for 12 months.

Under the Longcor Agreement, he will receive a base salary of $333,250 per year, subject to annual review by the Compensation Committee. The Longcor Agreement also provides that if Mr. Longcor is terminated other than for cause or for good reason within 12 months after a change in control, he is entitled to severance in an amount equal to (i) 12 months of base salary and (ii) 12 months of payment or reimbursement of health insurance, each payable in installments over 12 months. The Longcor Agreement also provides that Mr. Longcor is eligible to receive a performance bonus of 15% of his then applicable base salary subject to the achievement of a “meaningful transaction” by the Company such as licensing, partnership or acquisition term sheet, as determined by the Compensation Committee, to occur no later than July 1, 2020.

The foregoing description of the Agreements is a summary and is qualified in its entirety by the complete terms of the Agreements, which are filed herewith as Exhibits 10.1 and 10.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Number	Title
10.1	Amended and Restated Employment Agreement between the Company and James Caruso, dated April 15, 2019
10.2	Amended and Restated Employment Agreement between the Company and Jarrod Longcor, dated April 15, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2019	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Charles T. Bernhardt
		Name:	Charles T. Bernhardt
		Title:	Interim Chief Financial Officer

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